                FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT

                                  By And Among

                       Forethought Life Insurance Company

                   American Century Investment Services, Inc.

                                      And

                         American Century Services, LLC

     This amendment (the "Amendment") is made and entered into this     day
of        2015 by and among Forethought Life Insurance Company (the "Company"),
American Century Investment Services, Inc. (the "Distributor") and American Century Services, LLC (the "Transfer Agent" and collectively with Distributor, "American Century") (collectively, the "Parties") and modifies the Fund Participation Agreement, dated as of October 15, 2012 (the "Agreement") entered into by and among the Parties. Except as modified herein, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

     WHEREAS, the Parties desire to modify the Agreement as set forth below;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the Parties hereby amend the Agreement as follows:

     1. Schedule A to the Agreement is deleted and replaced in its entirety by a new Schedule A, effective November 16, 2015.

     IN WITNESS WHEREOF, each of the Parties has caused its duly authorized officers to execute this Amendment.

FORETHOUGHT LIFE INSURANCE COMPANY, for
itself and on behalf of the Separate Accounts

By:
         -----------------------------------------------------
Name:
         -----------------------------------------------------
Title:
         -----------------------------------------------------

AMERICAN CENTURY INVESTMENT SERVICES, INC.                         AMERICAN CENTURY SERVICES, LLC

By:                                                                By:
         -----------------------------------------------------             ------------------------------------------------------

Name:                                                              Name:
         -----------------------------------------------------             ------------------------------------------------------

Title:                                                             Title:
         -----------------------------------------------------             ------------------------------------------------------

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                                   SCHEDULE A

                               SEPARATE ACCOUNTS

NAME OF SEPARATE ACCOUNT
Forethought Life Insurance Company Separate Account A

NAME OF CONTRACT(S) FUNDED BY SEPARATE ACCOUNT
All contracts funded by Forethought Life Insurance Company Separate Account A